Exhibit 10.47

FIFTEENTH AMENDMENT TO CREDIT AGREEMENT

FIFTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of June 30, 2026 by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Holdings”), CAREVIEW COMMUNICATIONS, INC., a Texas corporation and a wholly owned subsidiary of Holdings (the “Borrower”), CAREVIEW OPERATIONS, L.L.C., a Texas limited liability company (the “Subsidiary Guarantor”), PDL INVESTMENT HOLDINGS, LLC (as assignee of PDL BioPharma, Inc.), a Delaware limited liability company (both in its capacity as the lender (“Lender”) and in its capacity as Agent (solely in such capacity as Agent, the “Agent”)) under the Credit Agreement (as defined below), and Steven G. Johnson and Dr. James R. Higgins (each, an individual, for the purpose of acknowledging and agreeing to this Amendment in their collective capacity as the Tranche Three Lender under the Credit Agreement).

RECITALS

A.    Reference is made to that certain Credit Agreement dated as of June 26, 2015, among Holdings, the Borrower, the Lender and the Agent (as amended, supplemented or modified as of the date hereof, the “Credit Agreement”); capitalized terms used and not defined in this Amendment shall have the meaning set forth in the Credit Agreement.

B.    The parties wish to enter into this Amendment to change the definition of “Maturity Date” under the Credit Agreement.

NOW, THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to Credit Agreement. The definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Maturity Date” means September 30, 2026.

1.2    Conditions to Effectiveness. This Amendment shall become effective on the date that the following condition is satisfied (the “Amendment Effective Date”): receipt by the Agent of counterparts of this Amendment which shall be collectively executed by the Loan Parties, the Lenders and the Agent.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and the Lender to enter into this Amendment, each of Holdings, the Borrower and the Subsidiary Guarantor hereby represents and warrants to the Agent and the Lender that as of the date hereof, both prior to and after giving effect to this Amendment:

2.1    Organization. Holdings is a corporation validly existing and in good standing under the laws of the State of Nevada; the Borrower is a corporation validly existing and in good standing under the laws of the State of Texas; and each other Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing (as applicable) under the laws of the jurisdiction of its incorporation or organization. Each Loan Party has all power and authority and all material governmental approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and is qualified to do business, and is in good standing (as applicable), in every jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

2.2    Due Authorization. The execution, delivery and performance of this Amendment, and the performance of its obligations under the Credit Agreement, each as amended hereby, have been duly authorized by all necessary action on the part of each Loan Party that is a party hereto.

2.3    No Conflict. The execution, delivery and performance of this Amendment by each Loan Party that is a party hereto and the consummation of the transactions contemplated hereby do not and will not (a) require any consent or approval of, or registration or filing with or any other action by, any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of material Applicable Law, (ii) the charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents of any Loan Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of Holdings, the Borrower or any other Loan Party (other than Permitted Liens and Liens in favor of the Agent created pursuant to the Collateral Documents).

2.4    Incorporation of Representations and Warranties from Loan Documents. Each representation and warranty by each Loan Party that is a party hereto contained in the Credit Agreement or in any other Loan Document to which such Loan Party is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date).

2.5    No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will result from the execution and delivery of this Amendment and the consummation of the transactions contemplated herein.

2.6    Validity; Binding Nature. This Amendment has been duly executed by each Loan Party that is a party hereto, and each of (i) this Amendment, and (ii) the Credit Agreement as amended hereby is the legal, valid and binding obligation of each Loan Party that is a party hereto, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

ARTICLE III.
MISCELLANEOUS

3.1    Loan Document. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

3.2    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any future consent with respect to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Credit Agreement in similar or different circumstances. Except as expressly stated herein, the Agent and the Lender reserve all rights, privileges and remedies under the Loan Documents. All references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

3.3    Reaffirmation. Each of Holdings, the Borrower and the Subsidiary Guarantor hereby reaffirms its obligations under each Loan Document to which it is a party. Each of Holdings, the Borrower and the Subsidiary Guarantor hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document, to the Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

3.4    Fees and Expenses. The Borrower agrees to pay within five Business Days of the Amendment Effective Date, by wire transfer of immediately available funds to an account of the Agent designated in writing, reimbursement from the Borrower of all costs and expenses incurred by the Agent and the Lender in connection with this Amendment, including any and all fees payable or owed to Gibson, Dunn & Crutcher LLP in connection with the drafting, negotiation, and execution of this Amendment.

3.5    Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

3.6    Construction; Captions. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Amendment and that, accordingly, no court construing this Amendment shall construe it more stringently against one party than against the other. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

3.7    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as permitted under the Credit Agreement).

3.8    GOVERNING LAW. THIS AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.9    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CAREVIEW COMMUNICATIONS, INC.,

a Nevada corporation,

as Holdings

By: /s/ Steven G. Johnson

Name: Steven G. Johnson

Title: President and Chief Executive Officer

CAREVIEW COMMUNICATIONS, INC.,

a Texas corporation,

as Borrower

By: /s/ Steven G. Johnson

Name: Steven G. Johnson

Title: President and Chief Executive Officer

CAREVIEW OPERATIONS, L.L.C.,

a Texas limited liability company,

as Subsidiary Guarantor

By: /s/ Steven G. Johnson

Name: Steven G. Johnson

Title: President and Chief Executive Officer

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

PDL INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company,

as Agent

By: /s/ Christopher Stone

Name: Christopher Stone

Title: CEO and Secretary

PDL INVESTMENT HOLDINGS, LLC,

a Delaware limited liability company,

as Lender

By: /s/ Christopher Stone

Name: Christopher Stone

Title: CEO and Secretary

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

TRANCHE THREE LENDER:

/s/ Steven G. Johnson

Steven G. Johnson (individually)

/s/ Dr. James R. Higgins

Dr. James R. Higgins (individually)